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                                                                  Exhibit (p)(3)

                              ORBIMED ADVISERS INC.
                              ---------------------
                                 CODE OF ETHICS
                                 --------------


1.   STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics ("Code") expresses the policy and procedures of OrbiMed Advisers Inc. (the "Adviser"), related to any registered investment company that the Adviser manages ("Fund"). This Code is designed to ensure that no Access Person takes advantage of his or her position, or places his or her own interests above those of a Fund.

     Rule 17j-l under the Investment Company Act of 1940, as amended, (the "Act") makes it unlawful for certain persons in connection with the purchase or sale of securities to, among other things, engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund. In compliance with Rule 17j-1, this Code contains provisions that are reasonably necessary to eliminate the possibility of any such conduct.

2.   DEFINITIONS

     "Access Person" shall mean an Advisory Person, or a director or officer of the Adviser, or a director, officer or employee of a Fund who is also an employee or officer of the Adviser.

     "Advisory Person" means any employee of the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales of a Security for a Fund, and shall include any natural person in a control relationship with a Fund or the Adviser who obtains information concerning recommendations made regarding the purchase or sale of a Security for a Fund.

     "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect pecuniary interest in a Security. "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. "Indirect pecuniary interest" includes, but is not limited to, an interest in a Security held by members of your immediate family who share your household, including your spouse, children and stepchildren, parents, grandparents, brothers and sisters, and in-laws.

     "Board" shall mean the board of directors or board of trustees of the Fund.

     "Compliance Officer" shall mean the compliance officer appointed by the Adviser.


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     "Investment  Personnel"  means the Portfolio  Manager and those persons who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager' decisions (e.g. securities analysts and traders).

     "Initial Public Offering" means an offering of Securities registered under the Securities Act by or for an issuer of such Securities which immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     "Portfolio Manager" shall mean those persons who have direct responsibility and authority to make investment decisions for a Fund.

     "Preclearance List" shall mean the list maintained by the Compliance Officer of all Securities eligible for purchase or sale by a Fund.

     "Private Offering" shall mean a transaction in Securities that is exempt from registration under Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act or Regulation D or Rule 144A promulgated thereunder.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option on any security or index of securities, or generally any interest or instrument commonly known as a "security" or any certificate of participation, warrant or right to subscribe or purchase any of the foregoing. Security does not include securities issued by the U.S. Government, money-market instruments, or shares of registered open-end investment companies (mutual funds).

     The "purchase or sale of a Security" includes, among other things, the buying, selling, or writing of an option to purchase or sell a Security.

3.   PROHIBITED SECURITIES TRANSACTIONS

     The prohibitions described below will only apply to a transaction in a Security in which the designated person has, or by reason of such transaction acquires or disposes, any direct or indirect beneficial ownership in such Security ("Securities Transaction").

     A.   Preclearance

     No Access Person shall execute a Securities Transaction in a Security on the Preclearance List without obtaining the prior written consent of the Compliance Officer. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in the Fund's subsequent consideration of an investment in Securities of the same

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issuer.  In such  circumstances,  the Fund's decision to purchase  Securities of such issuer should be subject to an independent review by the Compliance Officer or president of the Adviser.

     B.   Blackout Trading Periods

     (i) Access Persons. No Access Person shall execute a Securities Transaction in a Security on a day when a Fund has a pending buy or sell order in that Security until the Fund's order is executed or withdrawn. No Access Person shall engage in a short sale of a Security in which the Fund holds a position.

     (ii) Advisory Persons. Within the seventy-two hour period before a Fund trades in a Security, no Advisory Person shall execute a Securities Transaction in that Security. (Recognizing that most Securities Transactions by Advisory Persons will only inadvertently fall within the seventy-two hour period before a Fund trades in a Security, such Securities Transactions by Advisory Persons will not be deemed violations of this Code provided that the Advisory Person complies with the remedial procedures outlined in this paragraph.) Within the seventy-two hour period after a Fund trades in a Security, no Advisory Person shall execute a Securities Transaction in that Security that is opposite to the transaction executed by that Fund (i.e., Advisory Person buys and Fund sells or Advisory
Person sells and Fund buys). If an Advisory Person executes a Securities Transaction during the relevant blackout trading periods, such Advisory Persons shall write a check to the Adviser for the amount of any better price obtained by the Advisory Person on the Securities Transaction over the price obtained for the Fund, and the Adviser shall donate such check to charity. If the Advisory Person executed a Securities Transaction opposite to the transaction executed by the Fund, the Compliance Officer shall determine an appropriate remedial action, which may include a monetary fine, rescission of the Securities Transaction or other suitable action.

     C.   Securities Offered in an Initial Public Offering or a Private Offering
          - Investment Personnel

     Investment Personnel may not acquire any securities in an Initial Public Offering or a Private Offering without the prior written consent of the Compliance Officer or the president of the Adviser. Furthermore, should written consent be given, Investment Personnel are required to disclose such investment when participating in the Fund's subsequent consideration of an investment in such issuer. In such circumstances, the Fund's decision to purchase securities of such issuer should be subject to an independent review by the Compliance Officer or president of the Adviser.

4.   EXEMPTED TRANSACTIONS

     The prohibitions of Sections 3A and B of this Code shall not apply to:

     A. Purchases or sales effected in any account over which the Access Person or Portfolio Manager has no direct or indirect influence or control, or in any account of the Access Person or Portfolio Manager which is managed on a discretionary basis by a person other than such Access Person or Portfolio Manager and with respect to which such Access Person or Portfolio Manager does not in fact influence or control such transactions.

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     B.  Purchase or sale of a Security  which is not  eligible  for purchase or sale by the Fund.

     C. Purchase or sale of a Security which is non-volitional on the part of the Access Person, Portfolio Manager or Fund.

     D. Purchases which are part of an automatic dividend reinvestment plan.

     E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     F. Any fixed income Securities Transaction involving $50,000 principal amount or less if the Access Person has no prior knowledge of such Securities Transaction by the Fund.

5.   REPORTING

     A. The Compliance Officer shall periodically identify all Access Persons and inform such Access Persons of their reporting and compliance obligations under this Code of Ethics. The Compliance Officer shall maintain and update the Preclearance List and periodically distribute the Preclearance List to Access Persons. The Compliance Officer shall promptly inform Access Persons of any changes to the Preclearance List.

     B. Each Access Person must report to the Compliance Officer Securities Transactions in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in a Security. Such reports must be made no later than ten business days after the end of the calendar quarter in which the transaction(s) were effected. Such quarterly reports must include the following information with respect to Securities Transactions during the quarter:

     (i) the date of the transaction, the name of the Security, and the number of shares or the principal amount of each Security Transaction;
     (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
     (iii) the price at which the transaction was effected; and
     (iv) the name of the broker, dealer or bank with or through which the transaction was effected.

In the alternative, Access Persons may direct their broker(s) to supply to the Compliance Officer on a timely basis duplicate copies of confirmations of all personal Securities Transactions and copies of periodic statements for all securities accounts, whether such accounts are currently existing or established in the future.

     C. Whenever a person designated as Investment Personnel recommends that the Fund purchase or sell a Security, he or she shall disclose to the person to whom the recommendation is made, as well as to the Compliance Officer, if he or she presently owns such Security, or whether he or she is considering the purchase or sale of such Security.

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     D. Not later than ten days after a person  becomes  an Access  Person,  and thereafter on an annual basis Access Persons will disclose all personal securities holdings and all their accounts with any broker or dealer. On an annual basis Access Persons will be sent a copy of the list of such Access Person's securities accounts in which he or she has a beneficial ownership interest to verify its accuracy and make any necessary additions or deletions. Access Persons shall immediately notify the Compliance Officer upon establishing any account with a securities or derivatives dealer or broker.

     E. All personal matters relating to this Code discussed with the Compliance Officer or the president, and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Board of the Fund, the Adviser and the appropriate regulatory agencies.

6.   ANNUAL CERTIFICATION

     On an annual basis Access Persons will be sent a copy of this Code for their review. Access Persons will be asked to certify that they have read and understand this Code and recognize that they are subject hereto. Access Persons will be further asked to certify annually that they read the Code and that they will comply with the provisions of the Code.

7.   CONFIDENTIAL STATUS OF THE FUND'S PORTFOLIO

     The current portfolio positions of the Fund and current portfolio transactions, programs and analyses must be kept confidential. If non-public information regarding the Fund's portfolio should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her employment duties.

8.   NON-PUBLIC MATERIAL INFORMATION

     No Access Person may purchase or sell any Security, or be involved in any way in the purchase or sale of a Security, while in possession of material non-public  information  about the  Security  or its issuer,  regardless  of the manner in which such information was obtained. This prohibition covers transactions for clients, as well as Securities Transaction for personal accounts.

     Furthermore, no Access Person possessing material non-public information may disclose such information to any person other than the Compliance Officer or president of the Adviser, except to the extent authorized by such person. Disclosing non-public material information to others is known as "tipping" and is prohibited.

     Non-public information includes corporate information, such as undisclosed financial information about a corporation, and market information, such as a soon-to-be-published article about a corporation. Material information is information which an investor would consider important in making an investment decision and which would substantially affect the market price of a security if disclosed.

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9.   GIFTS - INVESTMENT PERSONNEL

     Investment Personnel shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund. For purposes of this Code, "more than de minimis value" shall mean any gift in excess of a value of $100. Any gift in excess of $100 shall be reported to the Compliance Officer. Such policy does not prohibit normal participation in a business meal or attendance at a sporting event or entertainment function with such person.

10.  SERVICES AS A DIRECTOR IN A PUBLICLY TRADED COMPANY - INVESTMENT PERSONNEL

     Investment Personnel shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the president of the Adviser, based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders.

11.  OUTSIDE EMPLOYMENT

     No Access Person may render investment advice to persons other than the Adviser's clients, unless the advisory relationship, including the identity of those involved and any fee arrangements, has been disclosed to and approved by the Adviser. All Securities Transaction for such outside advisory clients are also subject to the reporting requirements of this Code by such Access Person.

12.  COMPLIANCE REVIEW

     The Compliance Officer shall bring any questionable Securities Transactions or potential violations of this Code to the attention of the president of the Adviser. Before making any determination that a violation has been committed by any person, the president shall give such person an opportunity to supply additional information regarding the Securities Transaction or potential violation in question.

13.  SANCTIONS

     The Adviser may impose such sanctions as they deem appropriate, including inter alia, letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a Securities Transaction done in violation of this Code.

14.  BOARD REVIEW

     The Compliance Officer shall provide annually to the Board of the Fund a copy of the existing Code and shall provide periodically any amendments of this Code. The Compliance Officer shall submit annually to the Board of the Fund a written report that:

     A. Describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of this Code or its procedures and sanctions imposed in response to the material violations; and

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     B. Certifies that the Adviser has adopted procedures  reasonably  necessary to prevent Access Persons from violating this Code.

15.  RECORDKEEPING

     The Compliance Officer shall maintain, effective with the adoption of this Code, at the Adviser's principal place of business, the following records and shall make these records available to the Securities and Exchange Commission and its representatives:

     A. A copy of each Code in effect during the past five years.

     B. A record of any violation and the action taken during the past five years.

     C. A copy of each Access Person's reports.

     D. A record of all Access Persons.

     E. A copy of the written reports to the Board.

     F. A record of the reasons for pre-approving transactions in Initial Public Offerings or Private Offerings or in Securities on the Preclearance List.

     G. A copy of each Preclearance List in effect during the past five years.



(8/00)

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                              ORBIMED ADVISERS INC.
                                 CODE OF ETHICS
                                  CERTIFICATION


I have read the Code of Ethics of OrbiMed Advisers Inc. in its entirety, and I agree to fully comply with all of its provisions.



Dated:
        ---------------------------------


Signed:
        ------------------------------------------------------


Print Name:
             ----------------------------------------------------------


(8/00)



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